UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2023

Cemtrex Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208 Brooklyn, NY	11222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 26, 2023, Cemtrex, Inc., a Delaware corporation (the “Company”), had scheduled a special meeting of stockholders of the Series 1 Preferred Stock (the “Special Meeting”).

At the time of the Special Meeting, there were insufficient votes represented by proxy or virtually in person to constitute a quorum for the transaction of business at the Special Meeting. Pursuant to the Company’s Bylaws, if a quorum is not reached in person or as represented by proxy for any duly called meeting of stockholders, the stockholders entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting are present in person or represented by proxy. The Special Meeting was adjourned to allow additional time to establish a quorum and for voting. Currently 41.21% of eligible shareholder have participated. The Special Meeting will reconvene on Friday December 29, 2023, 2024 at 12:00 pm. Eastern Time at the 135 Fell Court, Hauppauge, NY 11788. During the period of adjournment, the Company will continue to accept stockholder votes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: December 26, 2023	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

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